UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2015

MAVENIR SYSTEMS, INC. (Exact name of registrant as specified in its charter)

Delaware	001- 36171	61-1489105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1700 International Place, Suite 200
Richardson, Texas 75081
(Address of principal executive offices, including zip code)
(469) 916-4393
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
The sole purpose of this filing is to correct the 2014 bonus amounts awarded to our Chief Executive Officer and Chief Financial Officer in the original filing made on February 27, 2015, as amended by Amendment No. 1 filed on February 27, 2015. No other changes have been made from Amendment No. 1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Payments to Named Executive Officers under the Executive Bonus Plan for Fiscal 2014
In March 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Mavenir Systems, Inc. (the “Company”) approved the performance objectives for fiscal 2014 under the Company’s Executive Bonus Plan (the “2014 EBP”). Pursuant to the 2014 EBP, each eligible employee, including certain of the Company’s named executive officers, has a target cash bonus amount (expressed as a percentage of base salary) that becomes payable upon the achievement of certain corporate performance metrics and individual performance objectives.
Payouts under the 2014 EBP were determined by reference to the achievement of corporate financial performance objectives related to the Company’s revenue, gross margin and operating profit (loss). The revenue objective represented 50% of each named executive officer’s target payout, the gross margin objective represented 15% of the each named executive officer’s payout and the operating profit (loss) objective represented 15% of each named executive officer’s target payout. An additional 20% payout was related to the achievement of officer-specific management by objective (MBO) goals.
On February 19, 2015, the Board, based on recommendations of the Compensation Committee reviewed the Company’s fiscal 2014 performance with respect to the performance objectives under the 2014 EBP, including certain adjustments to the calculation of the operating profit (loss) performance objective for certain expenses and revenue related to a particular order. Each performance objective was measured independently of the other objectives, and delegated to the Compensation Committee the authority to approve final determinations and adjustments.
On February 23, 2015, the Compensation Committee reviewed the Company’s fiscal 2014 performance with respect to the performance objectives under the 2014 EBP, measuring each performance objective independently of the other objectives. On that date, the Compensation Committee approved certain adjustments to the calculation of the operating profit (loss) performance objective for certain expenses and revenue related to a particular order.
Based on the Company’s performance in fiscal 2014 and the individual contributions of each of the Company’s named executive officers set forth below, the Compensation Committee awarded such named executive officers cash bonuses under the 2014 EBP in the amounts shown in the table below.

Name	Position	Bonus Amount
Pardeep Kohli	President and Chief Executive Officer	$255,080
Terry Hungle	Chief Financial Officer	$136,650

2015 Base Salary Adjustments
On February 23, 2015, the Compensation Committee approved annual base salary increases for our named executive officers, effective immediately, as set forth in the chart below. In making these adjustments, the Compensation Committee considered certain subjective factors related to our compensation philosophy and objectives, the peer group benchmarking analysis performed by our compensation consultant, internal compensation parity, as well as the contributions expected from, and the responsibilities of each named executive officer. The following table sets forth information regarding the base salary approved for 2015 along with the compensation target for each named executive officer for 2015 under the Executive Bonus Plan.

Name	Base Salary for 2015	Variable Compensation Target for 2015
Pardeep Kohli President and Chief Executive Officer	$450,000	$382,500(1)
Terry Hungle Chief Financial Officer	$330,000	$165,000(1)
Bahram Jalalizadeh Executive Vice President of Global Sales and Business Development	$300,000	$300,000(2)
(1) Messrs. Kohli and Hungle would be paid variable compensation under the Executive Bonus Plan.
(2) Mr. Jalalizadeh would be paid variable compensation under the Company’s Sales Commission Plan.

Amended and Restated Executive Employment Agreements
On February 23, 2015, our Compensation Committee approved the entry into amended and restated executive employment agreements with each named executive officer. In addition to documenting these officers’ salaries described above, these amended and restated executive employments amended the named executives’ officers prior employment agreements to provide the following benefits.
Termination without cause or resignation for good reason following a change in control of the Company. Each named executive officers’ amended and restated employment agreement provides the following benefits in the event such officer is terminated without cause or resigns with good reason within 24 months of a change in control of the Company: (i) continuing severance and health benefits for 18 months in the case of Mr. Kohli and 12 months for Messrs. Hungle and Jalalizadeh, in each case as compared to six months of severance and health benefits under the prior agreements, and (ii) the full payment of such officer’s target bonus amount for that year under the Company’s EBP (for Messrs. Kohli and Hungle) and Sales Commission Plan (for Mr. Jalalizadeh), payable over the applicable severance period or, in the case of Mr. Jalalizadeh, when quarterly payments are made under the Company’s Sales Commission Plan.
Termination without cause or resignation for good reason not in connection with a change in control of the Company. Mr. Kohli’s amended and restated employment agreement provides him with 12 months’ continuing severance and benefits in the event he is terminated without cause or resigns with good reason not in connection with a change in control, as compared to six months under his prior agreement. Mr. Jalalizadeh’s amended and restated employment agreement provides him with 12 months’ equity award acceleration in this event, as compared to six months’ under his prior agreement.
The definitions of “cause” and “good reason” are set forth in the amended and restated employment agreements, which the Company will file in accordance with the rules and regulations of the Securities and Exchange Commission. The amendments also synchronized these definitions for each named executive officer and are substantially the same as the prior agreements.
The other material terms of these officers’ employment agreements are described in the Company’s proxy statement for its 2014 annual meeting of stockholders, filed on April 29, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVENIR SYSTEMS, INC.

Date: March 2, 2015	By:	/s/ Terry Hungle
Name: Terry Hungle
Title: Chief Financial Officer